UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016
____________________

IMATION CORP.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2016, Imation Corp. (the “Company” or “we”) entered into Amendment No. 1 (the “Amendment”) to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of November 22, 2016, by and between the Company and NXSN Acquisition Corp. (“NXSN”), relating to, among other things, (i) the contribution by the Company to Nexsan Corporation (“Nexsan”) of all of the issued and outstanding common stock of Connected Data, Inc., and (ii) the subsequent sale by the Company of all of the issued and outstanding common stock of Nexsan to NXSN.

The Company and NXSN have agreed to eliminate the mutual conditions precedent requiring the stockholders of the Company to approve the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement. Accordingly, the Amendment amends the Stock Purchase Agreement by deleting such stockholder approval conditions and all related provisions. As a result, we no longer intend on seeking such approval from our stockholders.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

Dated: December 12, 2016	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Stock Purchase Agreement, dated as of December 12, 2016, by and between the Company and NXSN Acquisition Corp.